Exhibit 32.1

Certification Of Periodic Financial Report Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

In connection with the Annual Report of First Capital Institutional Real Estate, Ltd.-1 (the “Partnership”) on Form 10-K for the year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Donald J. Liebentritt, as President and Chief Executive Officer of First Capital Financial, L.L.C., the Managing General Partner of the Partnership (the “Managing General Partner”), and Philip Tinkler, as Vice President—Finance and Treasurer of the Managing General Partner, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ Donald J. Liebentritt
Donald J. Liebentritt President and Chief Executive Officer March 30, 2005

/s/ Philip Tinkler
Philip Tinkler Vice President—Finance and Treasurer March 30, 2005